Exhibit 10.41

AMENDMENT NUMBER THREE TO LOAN AGREEMENT

THIS AMENDMENT NUMBER THREE TO LOAN AGREEMENT (this “Amendment”), dated as of March 22, 2002, is entered into between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), HELLER FINANCIAL, INC., a Delaware corporation (“Heller”), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (“CITBC”) and, on the other hand, PALM, INC., a Delaware corporation (“Borrower”), in light of the following:

W I T N E S S E T H

WHEREAS, the Borrower and the Lender Group are parties to that certain Loan Agreement, dated as of June 25, 2001, as amended by that certain Amendment Number One to Loan Agreement, dated as of August 6, 2001, and as amended by that certain Amendment Number Two to Loan Agreement, dated as of November 30, 2001 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower has requested that the Lender Group agree to amend the Loan Agreement to, among other things, increase the maximum amount of Letter of Credit Usage permitted under the Loan Agreement from $10,000,000 to $60,000,000; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to so consent to the amendments to the Loan Agreement contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.    DEFINITIONS.    Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.    AMENDMENTS TO LOAN AGREEMENT.

(a)    Section 1.1 of the Loan Agreement hereby is amended by inserting the following defined terms in the proper alphabetical order:

“Adjusted Availability” means, as of any date of determination, an amount equal to the Availability as of such date plus the Xerox Letter of Credit Amount.

“Cash Balance” means, as of any date of determination, (a) unrestricted cash and Cash Equivalents of Borrower and the Material Subsidiaries as of such date, plus (b)

Liquid Investments of Borrower and the Material Subsidiaries as of such date, minus (c) the then extant amount of outstanding Advances, minus (d) the then extant amount of the Letter of Credit Usage, plus (d) the Xerox Letter of Credit Amount.

“Investment Policy” means the investment policies contained in the Palm, Inc. U.S. Cash Investment Policy attached hereto as Schedule A.

“Liquid Investments” means Investments that are consistent with the Investment Policy; provided, however, that if any such Investment matures more than 18 months after it is made, then it shall not be a Liquid Investment unless (a) it is convertible into cash within 30 days, and (b) the amount of cash to be received upon such conversion is greater than or equal to the principal amount of such Investment.

“Substitute Letter of Credit” has the meaning set forth in Section 6.16.

“Xerox” means Xerox Corporation, a New York corporation.

“Xerox Decision” has the meaning set forth in the definition of Xerox Litigation.

“Xerox Letter of Credit” means the Letter of Credit to be issued by Wells Fargo for the account of Borrower in favor of Xerox in an amount equal to $50,000,000 or such lesser amount required in connection with Borrower’s appeal of the Xerox Decision (the “Xerox Letter of Credit Amount”).

“Xerox Letter of Credit Amount” has the meaning set forth in the definition of “Xerox Letter of Credit”.

“Xerox Litigation” means the case entitled Xerox Corporation v. Palm Computing, Inc., et al., pending in the United States District Court for the Western District of New York, Case No. 6:97-CV-6182T, which was decided adversely to Borrower by such Court on December 20, 2001 (the “Xerox Decision”).

“Xerox Reserve” means, as of any date of determination, $20,000,000.

(b)    The definition of “Permitted Liens” contained in Section 1.1(a) of the Loan Agreement hereby is amended by (i) deleting the “and” immediately prior to clause (l), (ii) deleting the “.” at the end of clause (l) and inserting in its place “,” and (iii) inserting the following as new clause (m) immediately after clause (l):

(m)    Liens on cash and Cash Equivalents securing the Substitute Letter of Credit so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of any such Lien.

(c)    Section 2.1(a) of the Loan Agreement hereby is amended by deleting clause (w) of Section 2.1(a) in its entirety.

(d)    Section 2.1(b) of the Loan Agreement hereby is amended and restated in its entirety as follows:

Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-3 which is specifically identified thereon as entitled to have priority over the Agent’s Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (iii) 3 months rent for each leased location of Borrower at which Eligible Inventory is stored and for which an acceptable Collateral Access Agreement has not been received by Agent (irrespective of whether any rent is currently due), (iv) the Foreign Exchange Reserve, and (v) the Xerox Reserve. Anything to the contrary in this Section 2.1 notwithstanding, Agent shall establish the Xerox Reserve against the Borrowing Base unless all of the Lenders agree that the Xerox Reserve shall not be established against the Borrowing Base.

(e)    Section 2.6(b) of the Loan Agreement hereby is amended and restated in its entirety as follows:

(b)    Letter of Credit Fee.    Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to (i) 1.50% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit (other than the Xerox Letter of Credit), and (ii) 2.00% per annum times the Daily Balance of the undrawn amount of the Xerox Letter of Credit so long as the Xerox Letter of Credit remains outstanding.

(f)    Clauses (i) and (ii) of Section 2.12(a) of the Loan Agreement hereby are amended and restated in their entirety as follows:

(i)    the Letter of Credit Usage for Letters of Credit other than the Xerox Letter of Credit shall not exceed an amount equal to the result of (a) the Borrowing Base, minus (b) the amount of outstanding Advances,

(ii)    the Letter of Credit Usage would exceed $60,000,000 (the “Maximum Usage Amount”); provided, however, that the Letter of Credit Usage for

Letters of Credit other than the Xerox Letter of Credit shall not exceed $10,000,000; provided further, that on and after the date that the Xerox Letter of Credit expires, the Maximum Usage Amount shall be reduced to $10,000,000, or

(g)    Article 6 of the Loan Agreement hereby is amended by adding the following new Section 6.16 immediately after existing Section 6.15:

6.16    Substitute Letter of Credit. By March 25, 2003, Borrower shall obtain a substitute letter of credit (the “Substitute Letter of Credit”), in an amount equal to or greater than the Xerox Letter of Credit Amount and in form and substance sufficient to permit the cancellation of the Xerox Letter of Credit by such date; and the Xerox Letter of Credit shall have been cancelled by such date.

(h)    Section 7.1 of the Loan Agreement hereby is amended by (i) deleting the “and” at the end of clause (h), (ii) deleting the “.” at the end of clause (i) and inserting in its place “, and”, and (iii) adding the following new clause (j) immediately after existing clause (i):

(j)    Indebtedness arising as a result of the Substitute Letter of Credit.

(i)    Section 7.20(a) of the Loan Agreement hereby is amended by deleting the word “Availability” and inserting in its place “Adjusted Availability”.

(j)    Section 7.20 of the Loan Agreement hereby is amended by adding the following new clause (c) immediately after existing clause (b):

(c)    Fail to maintain a Cash Balance of at least $175,000,000 as of the last day of each month.

(k)    Article 8 of the Loan Agreement hereby is amended by adding the following new Section 8.16 immediately after existing Section 8.15:

8.16    If at any time after the date hereof a full or partial judgment, ruling or order (final or otherwise) materially adverse to Borrower is entered with respect to the Xerox Litigation, including, without limitation, (a) any full or partial judgment, ruling or order (final or otherwise) that imposes on Borrower a liability in an amount greater than or equal to 2% of the amount of Borrower’s Cash Balance, or (b) any injunction restricting in any way Borrower’s ability to (i) distribute its products or (ii) employ the handwriting recognition technology known as “Graffiti.”

(l)    Section 8.13 of the Loan Agreement hereby is amended by deleting the “or” at the end of such section.

(m)    Section 8.14 of the Loan Agreement hereby is amended by deleting the “.” at the end of such section and inserting in its place “;”.

(n)    Section 8.15 of the Loan Agreement hereby is amended by deleting the “.” at the end of such section and inserting in its place “; or”.

(o)    Section 9.1(h) of the Loan Agreement hereby is amended and restated in its entirety as follows:

(h)    (i) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the US Cash Management Accounts (which amounts Agent may request to be transferred to Agent’s Account pursuant to the terms of the U.S. Cash Management Agreements) (collectively, the “Cash Collateral”), to secure the full and final repayment of all of the Obligations; provided, however, that Agent shall hold a portion of the Cash Collateral equal to the Xerox Letter of Credit Amount to support the Xerox Letter of Credit.

3.    CONDITIONS PRECEDENT TO AMENDMENT.    The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)    Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)    The representations and warranties in this Agreement, the Loan Agreement, as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(c)    No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

(d)    No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Borrower or the Lender Group.

(e)    All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent and its counsel.

4.    CONSTRUCTION.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

5.    REPRESENTATIONS AND WARRANTIES.    Borrower hereby represents and warrants to the Lender Group that (a) the execution, delivery, and performance of this Amendment and of the Agreement, as amended by this Amendment, are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of Borrower’s charter or bylaws, or of any contract or undertaking to which Borrower is a party or by which any of Borrower’s properties may be bound or affected, (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower’s legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms, and (c) this Amendment has been duly executed and delivered by Borrower.

6.    ENTIRE AMENDMENT; EFFECT OF AMENDMENT.    This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

7.    COUNTERPARTS; TELEFACSIMILE EXECUTION.    This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.    MISCELLANEOUS.

(a)    Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

(b)    Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

PALM, INC. a Delaware corporation

By:	/s/ Judy Bruner
Name:	Judy Bruner

Title:	Sr. VP & CFO

FOOTHILL CAPITAL CORPORATION a California corporation, as Agent and as a Lender

By:	/s/ John Nocita
Name:	John Nocita

Title:	Vice President

HELLER FINANCIAL, INC., a Delaware corporation, as Syndication Agent and as a Lender

By:	/s/ Linda G. Peddle
Name:	Linda G. Peddle

Title:	Senior Vice President

THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as Documentation Agent and as a Lender

By:	/s/ Thomas H. Hopkins
Name:	Thomas H. Hopkins

Title:	Vice President